Filed Pursuant to Rule 424(b)(3)
File Number 333-134849

PROSPECTUS SUPPLEMENT NO. 3
to Prospectus declared
effective on April 10, 2007,
(Registration No. 333-134849)

Trulite, Inc.

This Prospectus Supplement No. 3 supplements our Prospectus, dated April 10, 2007, as amended by the Prospectus Supplement No. 1, dated April 30, 2007 and Prospectus Supplement No. 2, dated May 16, 2007. The shares of common stock and the shares of common stock issuable on the exercise of warrants that are covered by the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 3 together with the Prospectus the Prospectus Supplement No. 1 and the Prospectus Supplement No. 2.

This Prospectus Supplement No. 3 includes the attached Current Reports on Form 8-K of Trulite, Inc. as filed by us with the Securities and Exchange Commission on June 29, 2007.

Our common stock is quoted on the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol “TRUL.OB.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is July 3, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 28, 2007

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(Address of principal executive offices including Zip Code)

                    (713) 888-0660
(Registrant’s telephone number, including area code)

                            N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 28, 2007, Trulite, Inc. (“Trulite”) announced a new addition to its Trulite product line: the Trulite KH4 (Kittyhawk 4).  The result of over 8 months of research, design, development, and testing, the next-generation Trulite KH4 integrated hydrogen fuel cell system is powered by two proprietary 400 watt-hour fuel cartridges and by high-energy lithium ion batteries.  The unit is capable of producing 150 watts of continuous power and up to 200 watts of peak power. This product will be available in the market after further refinement and testing. This product will be able to provide portable power for residential and commercial applications when grid power is not convenient or is not available.

More information about Trulite and its products can be found on Trulite’s website at http://www.trulitetech.com.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC.
(Registrant)

Dated: June 29, 2007	By:	/s/ Jonathan Godshall
	Name:	Jonathan Godshall
	Title:	President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 26, 2007

TRULITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(Address of principal executive offices including Zip Code)

                    (713) 888-0660
(Registrant’s telephone number, including area code)

                            N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 26, 2007, Trulite, Inc. (the “Company”) pursuant to the terms of a Note and Warrant Purchase Agreement dated June 26, 2007 (the “Purchase Agreement”), sold a total of 6.66 units (“Units”), each Unit comprising (i) a convertible promissory note (a “Note”), in the original principal amount of $75,000, and (ii) a warrant (a “Warrant”), to purchase 100,000 shares of the Company’s common stock, $0.0001 par value (“Common Stock”) at a price of $1.00 per share. The Company sold a total of $500,000 in principal amount of Notes and Warrants to purchase a total of 666,666 shares of Common Stock. Parties to the Purchase Agreement other than the Company were the purchasers of the Units.

Each Note bears interest at a rate of 15% per annum. Principal and accrued but unpaid interest on each Note are payable in full in June 26, 2008. Amounts outstanding under each Note may be prepaid without penalty. The unpaid principal balance due under each Note, together with any accrued but unpaid interest, may be converted into unregistered shares of Common Stock at a conversion price of $0.75 per share, subject to adjustment as provided in the Note.

Each Warrant is exercisable until June 26, 2010, at an exercise price of $1.00 per share, subject to adjustment as provide in the Warrant and has a cashless exercise feature.

The Notes and Warrants each provide for full ratchet anti-dilution protection.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a)
As described under Item 1.01 above, on June 26, 2007, the Company issued $500,000 in principal amount of Notes. See Item 1.01 for a description of such Notes.

Item 3.02. Unregistered Sales of Equity Securities.

As described under Item 1.01 above, on June 26, 2007, the Company sold 6.66 Units. See Item 1.01 for a description of the Units, and the Notes and Warrants comprising the Units.

The Units sold were not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption from registration provided by Section 4(2) of the Act. Jelco, LLC provided services to the Company in connection with the consummation of the transactions contemplated by the Purchase Agreement, including providing advice regarding the terms of the Notes and Warrants and identifying potential investors. As compensation for such services, the Company has agreed to issue to Jelco 100,000 shares of Common Stock.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.74	Form of Convertible Promissory Note

10.75	Form of Warrant

10.76	Note and Warrant Purchase Agreement dated June 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC. (Registrant)

Dated: June 29, 2007	By:	/s/ Jonathan H. Godshall
Name: Jonathan H. Godshall
Title: President

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

CONVERTIBLE PROMISSORY NOTE

$250,000	June 26, 2007

FOR VALUE RECEIVED, the undersigned, Trulite, Inc., a Delaware corporation (“Debtor”), for good and valuable consideration, promises to pay to the order of ________________(“Lender”), at ________________________, or at such other place as Lender may designate, the principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000), in lawful currency of the United States of America, together with interest accrued thereon (the “Note”).

1.  Payment. Subject to the provisions of Section 3 hereof, all accrued but unpaid interest on the outstanding principal balance of this Note shall be due and payable on June 26, 2008 (the “Maturity Date”), when the outstanding principal balance of this Note and any and all accrued but unpaid interest hereon shall be due and payable in full.

2.  Interest Rate. The principal balance of this Note from time to time remaining unpaid prior to maturity shall bear interest at the rate of fifteen percent (15.0%) per annum.

3.  Optional Prepayment. Debtor may at its sole option prepay all or any part of the principal of this Note, together will all accrued but unpaid interest thereon, before the Maturity Date without penalty or premium.

4.  Conversion. (a) The unpaid principal balance due under this Note, together with any then accrued but unpaid interest, may at the option of Lender, be converted into unregistered shares of Common Stock, $0.0001 par value (“Common Stock,” with the shares of Common Stock issuable on conversion of this Note being referred to herein as the “Shares”), of Debtor. The conversion price for such conversion shall be $0.75 per share (the “Conversion Price”), subject to adjustment as set forth below. Notice of intent to exercise (a “Conversion Notice”) such conversion privilege may be provided to Debtor at any time after the date of this Note but must be provided at least five (5) days before the Maturity Date. Such Conversion Notice shall be irrevocable and shall be accompanied by the original of this Note and a completed and executed surrender form (in the form attached hereto). The conversion of the principal balance and accrued but unpaid interest on this Note will be effective on the fifth (5th) day following delivery to Debtor of the Conversion Notice.

(b)  In the event Debtor changes the number of shares of Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend or other similar transaction, the Conversion Price shall be appropriately adjusted as determined in good faith by the Board of Directors of the Debtor.

(c)  In the case of any reclassification, capital reorganization or change in capital stock of the Debtor (other than as a result of a subdivision, combination or stock dividend provided for in Section 4(b) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Debtor or its successor shall be delivered to the Lender, so that Lender shall have the right at any time prior to the retirement of this Note to convert the principal balance of and accrued but unpaid interest on this Note at the Conversion Price into the kind and amount of shares of stock or other securities or property Lender would have received had it held Shares immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Lender so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Conversion payable hereunder, provided the aggregate Conversion Price shall remain the same.

(d)  In the event the Debtor shall after the date of this Note issue Additional Shares of Common Stock (hereafter defined), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, then, and in each such case, the Conversion Price shall be reduced, concurrently with such issuance, to the consideration per share received by the Debtor in the issuance triggering the adjustment set forth in this Section 4(d).

(i)  For purposes of this Section 4(d), the following definitions shall apply:

(1)  “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined).

(2)  “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(3)  “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to subparagraph (iii) below, deemed to be issued) by the Debtor after the date of this Note, other than shares of Common Stock issued or issuable (or pursuant to subparagraph (iii) below, deemed to be issued):

(A)  upon the exercise or conversion of Options or Convertible Securities issued and outstanding as of the date of this Note; and

(B)  to directors of, employees of, and consultants of the Debtor pursuant to restricted stock purchase agreements, stock option plans, or similar arrangements if approved by the Board of Directors of the Debtor in its reasonable discretion;

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(ii)  If the Debtor at any time or from time to time after the date of this Note shall issue any Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance, provided that in any such case in which shares are deemed to be issued:

(1)  No further adjustment in the Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)  If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Debtor, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price and any subsequent adjustments thereon shall be recomputed to reflect such change(s) as if such change(s) had been in effect as of the original issue thereof (or the occurrence of the record date with respect thereto); and

(3)  No readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price that would have resulted from any other issuances of Additional Shares of Common Stock and any other adjustments provided for herein between the original adjustment date and such readjustment date.

(iii)  For purposes of this Section 4(d), the consideration received by the Debtor for the issuance of any Additional Shares of Common Stock shall be computed as follows:

(1)  Such consideration shall:

(A)  insofar as it consists of cash, be computed at the aggregate of cash received by the Debtor in connection with such issuance;

(B)  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as is reasonably determined by the Board of Directors of the Debtor; and

(C)  in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Debtor for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as is reasonably determined by the Board of Directors of the Debtor.

(2)  The consideration per share received by the Debtor for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph (iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

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(A)  the total amount, if any, received or receivable by the Debtor as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Debtor upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e)  When any adjustment is required to be made in the number or kind of Shares issuable on conversion of this Note, or in the Conversion Price, the Debtor shall promptly notify Lender of such event and of the number of Shares or other securities or property thereafter issuable upon conversion of this Note.

5.  Events of Default and Remedies. At the option of Lender the entire principal balance of this Note shall at once become due and payable, without further notice or demand, upon the occurrence at any time of any of the following events of default (“Events of Default”):

(a)  failure of Debtor to make any payment of interest or principal when due hereunder; or

(b)  Debtor shall (i) voluntarily seek, consent to, acquiesce in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or (ii) become party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of Lender granted hereunder (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within sixty (60) days of the filing of same). As used herein, the term “Debtor Relief Law” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorgani-zation or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

In the event any one or more of the Events of Default specified above shall have happened, the holder of this Note may (y) enforce its rights, if any, under this Note and (z) proceed to protect and enforce its rights either by suit in equity and by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power or right granted by this Note, or to enforce any other legal and equitable right of the holder of this Note.

6.  Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

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7.  Notices. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (i) when actually received by Debtor, if delivered in person or by facsimile transmission, or (ii) if mailed, on the earlier of the date actually received or (whether received or not) three (3) Business Days (as hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Debtor, is deposited in the United States mail. Debtor’s mailing address for purposes of this Section 6 is 1401 McKinney Street, Suite 900 Houston, Texas 77010, or such other address as Debtor shall advise the holder hereof by certified or registered letter by this same procedure. “Business Day” means every day which is not a Saturday, Sunday or legal holiday.

8.  Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

9.  Usury Savings Clause. Any provision in this Note or in any other document executed in connection herewith, or in any other agreement or commitment, whether written or oral, express or implied, to the contrary notwithstanding, Lender shall not in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Lender shall be paid, as interest, a sum greater than the maximum rate of interest permitted by applicable law. If any construction of this Note, or any and all other papers, agreements or commitments, indicates a different right given to Lender to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording, which this clause shall override and control; it being the intention of the parties that this Note and all other instruments relating to this Note shall in all things comply with applicable law, and proper adjustment shall automatically be made accordingly. In the event Lender ever receives, collects or applies as interest, any sum in excess of the maximum rate of interest permitted by applicable law, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note in the inverse order of maturity, and if this Note is paid in full, any remaining excess shall be paid to Debtor. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate of interest permitted by applicable law, Debtor and Lender shall, to the maximum extent permitted under applicable law (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) “spread” the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.

10.  Modification. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of Debtor and Lender expressly referring to this Note and setting forth the provision so excluded, modified, or amended.

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11.  Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

12.  Collection Costs. Debtor agrees to pay the fees and expenses, including fees and expenses of an attorney, of Lender in connection with any action for collection, payment or compromise of this note.

13.  Counterparts. This Note may be executed in one or more counterparts, all of which shall constitute one and the same agreement. Signature pages to any counterpart may be detached, executed and attached to a single counterpart with the same force and effect as if all parties had executed a single signature page hereof.

[Signature Page Follows]

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EXECUTED to be effective as of the day and year first above written.

DEBTOR: Trulite, Inc. (a Delaware corporation) By: __________________________________ Title: _________________________________

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SURRENDER FORM

(To be executed upon conversion by Lender of Convertible Note)

The undersigned hereby acknowledges the conversion of the attached Convertible Note into Common Stock in accordance with the terms thereof. The undersigned requests that a certificate for such Common Stock be registered in the name of ______________________ whose address is ___________________________________________________ and that such certificate be delivered to______________ whose address is ____________________________.

Executed as of the _____ day of __________________.

Signature: ____________________________________ Printed Name: __________________________________

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THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Date of Issuance	Void after
June 26, 2007	June 26, 2010

TRULITE, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This Warrant is issued to _________________ (the “Holder”) by Trulite, Inc., a Delaware corporation (the “Company”).

1. Purchase of Shares.

(a) Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to Three Hundred Thirty Three Thousand Three Hundred Thirty Three (333,333) fully paid and nonassessable shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

(b) Exercise Price. The exercise price for the shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be One Dollar ($1.00) per share (the “Exercise Price”). The Shares and the Exercise Price shall be subject to adjustment pursuant to Section 7 hereof.

2. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m. CDT on June 26, 2010 (the “Exercise Period”); provided, however, that this Warrant shall no longer be exercisable and become null and void upon the consummation of any “Termination Event” defined as (a) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (b) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of Company’ Common Stock immediately prior to such merger or consolidation continue to hold at least 50% of the equity interest of the Company or the surviving or acquiring entity), (c) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold more than 50% of the outstanding Common Stock of the Company, or (e) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Termination Event if its sole purpose is to change the state of the Company’s organization or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction.

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3. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii) the payment of the Exercise Price, which shall be payable in cash, or by certified or official bank check, or, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of the calculation set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive a number of Shares computed using the following formula:

Where

X = Y(A-B)/A

X = the number of Shares to be issued to the Holder

Y = the number of Shares issuable on exercise of the Warrant, or if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A = the fair market value of one Share (at the date of such calculation)

B = the Exercise Price (as adjusted to the date of calculation)

If the Shares are publicly traded at the time of the foregoing calculation (whether quoted on the over-the-counter bulletin board, or traded in an over-the-counter market or on an exchange) the fair market value per Share shall be the average closing price for the Common Stock for the ten (10) trading days immediately preceding the date of the calculation. Otherwise, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable judgment.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificate.

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(c) As soon as practicable after the exercise of this Warrant in whole or in part the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of Shares to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above.

4. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a) Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) Authorization. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, all corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company. The Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.

(c) Valid Issuance of Common Stock. The Shares, when issued, sold, and delivered in accordance with the terms of the Warrants for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holders in this Warrant, will be issued in compliance with all applicable federal and state securities laws.

5. Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a) Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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(b) Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to the Company that the Warrant and the Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c) Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d) Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities and recognizes that it may realize a loss of its entire investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(e) Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act.

(f) Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, each Lender represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

(g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant, including, without limitation, this Section 5 and:

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(i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances; or

(iii) if other than an individual, the Holder shall not make any disposition to any of the Company’s competitors as such is reasonably in good faith determined by the Company.

(h) Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

6. Covenants of the Company.

(a) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters and stock dividends) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b) Covenants as to Exercise Shares. The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

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7. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c) Upon Issuance of Additional Shares of Common Stock.

(i) In the event the Company shall after the date of this Warrant issue Additional Shares of Common Stock (hereafter defined), without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issuance, then, and in each such case, the Exercise Price shall be reduced, concurrently with such issuance, to the consideration per share received by the Company in the issuance triggering the adjustment set forth in this Section 7(c).

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(ii) For purposes of this Section 7(c), the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined).

(2) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(3) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to subparagraph (iii) below, deemed to be issued) by the Company after the date of this Warrant, other than shares of Common Stock issued or issuable (or pursuant to subparagraph (iii) below, deemed to be issued):

(A) upon the exercise or conversion of Options or Convertible Securities issued and outstanding as of the date of this Warrant;

(B) to directors of, employees of, and consultants of the Company pursuant to restricted stock purchase agreements, stock option plans, or similar arrangements if approved by the Board of Directors of the Company in its reasonable discretion;

(iii) If the Company at any time or from time to time after the date of this Warrant shall issue any Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance, provided that in any such case in which shares are deemed to be issued:

(1) No further adjustment in the Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price and any subsequent adjustments thereon shall be recomputed to reflect such change(s) as if such change(s) had been in effect as of the original issue thereof (or the occurrence of the record date with respect thereto); and

(3) No readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price that would have resulted from any other issuances of Additional Shares of Common Stock and any other adjustments provided for herein between the original adjustment date and such readjustment date.

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(iv) For purposes of this Section 7(c), the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:

(1) Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate of cash received by the Company in connection with such issuance;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as is reasonably determined by the Board of Directors of the Company; and

(C) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as is reasonably determined by the Board of Directors of the Company.

(2) The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph (iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

(A) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(d) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

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9. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

10. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

11. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 11):

If to the Company:

Trulite, Inc.
1401 McKinney Street, Suite 900
Houston, Texas 77010
Attention: President

If to Holder:

___________________
___________________
___________________

12. Finder’s Fee. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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13. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

14. Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

15. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Trulite, Inc.
(a Delaware corporation)

By:
Title:

Address:	1401 McKinney, Suite 900
Houston, Texas 77010

ACKNOWLEDGED AND AGREED:

HOLDER:

[holder]

Signature Page

NOTICE OF EXERCISE

Trulite, Inc.
Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:
_____________ shares of Common Stock pursuant to the terms of the attached Warrant, and [(a) tenders herewith payment in cash of the Exercise Price of such Shares in full, or (b) elects to make a “cashless” exercise in accordance with the provisions of Section 3(a) of the attached warrant], together with all applicable transfer taxes, if any.

The undersigned hereby represents and warrants that Representations and Warranties in Section 5 hereof are true and correct as of the date hereof.

HOLDER:

Date:___________________	By:_______________________________________

Address:_____________________________________
________________________________
________________________________

Name in which shares should be registered:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated:	_________________________

Holder’s
Signature:	_______________________________________

Holder’s
Address:	_______________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

TRULITE, INC.

NOTE and warrant

PURCHASE AGREEMENT

JUNE 26, 2007

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6.	Miscellaneous.		9
	6.1.	Survival of Warranties	9
	6.2.	Successors and Assigns	9
	6.3.	Choice of Law, Venue and Forum	9
	6.4.	Counterparts	9
	6.5.	Titles and Subtitles	9
	6.6.	Notices	9
	6.7.	Finder’s Fee	9
	6.8.	Expenses	10
	6.9.	Amendments and Waivers	10
	6.10.	Severability	10
	6.11.	Entire Agreement	10

Exhibit “A”   Form of Note
Exhibit “B”   Form of Warrant

ii

TRULITE, INC.

NOTE and warrant PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement (this “Agreement”) is made as of the 26th day of June, 2007, by and between Trulite, Inc., a Delaware corporation (the “Company”), and each of the other signatories to this Agreement (each individually, an “Investor” and collectively the “Investors”).

WHEREAS, the Company desires to sell to accredited investors Units (herein so called), at a price of $75,000 per Unit, each Unit to be comprised of (i) an unsecured convertible promissory note in the form of Exhibit A attached hereto in the original principal amount of $75,000 (individually a “Note” and collectively, the “Notes”) and (ii) a Warrant in the form of Exhibit B attached hereto (individually a “Warrant” and collectively, the “Warrants”) to purchase 100,000 shares of the Company’s common stock, $0.001 par value (“Common Stock”) at a price of $1.00 per share; and

WHEREAS, each Investor subscribes to purchase the number of Units set forth opposite its name on the signature pages to this Agreement, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.  Purchase and Sale of Units; Registration Rights.

1.1.  Notes and Warrants.

(a)  On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale of Units to each Investor, (ii) the issuance of shares of Common Stock upon conversion of the Notes (the “Note Shares”) and (iii) the issuance of the shares of Common Stock upon exercise by the Investors of the Warrants (the “Warrant Shares”).

(b)  Subject to the terms and conditions of this Agreement, each Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, the number of Units set forth opposite its name on the signature pages to this Agreement at a price of $75,000 per Unit.

1.2.  Closing. The purchase and sale of the Units shall take place at the offices of 1401 McKinney, Suite 900, Houston, Texas 77010 at 10 a.m. Central Time, on June ___, 2007, or at such other time and place as the Company and the Investors mutually agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to each Investor, against payment of $75,000 per Unit by such Investor to the Company by check, wire transfer or any combination thereof, (i) a Note in the principal amount equal to $75,000 multiplied by the number of Units such Investor is purchasing hereunder, and (ii) a Warrant to purchase a number of shares of Common Stock equal to 100,000 multiplied by the number of Units such Investor is purchasing hereunder.

1.3.  Company Registration.

(a)  Registration. If (but without any obligation to do so) on or before June 30, 2009, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Investor) any of its stock or other securities under the Securities Act of 1933, as amended (the “Act”) in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Warrant Shares and Note Shares, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Investor written notice of such registration. Upon the written request of Investor given within twenty (20) days after mailing of such notice by the Company in accordance with Section 6.6, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act the resale of all of the Note Shares and Warrant Shares that Investor requests to be registered.

(b)  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not Investor has elected to include Note Shares or Warrant Shares in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.5 hereof.

(c)  Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any Investor’s securities in such underwriting unless such Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Note Shares and Warrant Shares, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Note Shares and Warrant Shares, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. Additionally in no event shall any Note Shares or Warrant Shares be included in such offering unless all other stockholders’ securities having prior registration rights, pursuant to the Common Stock and Warrant Purchase Agreements entered into by the Company in April 2006, have been included to the extent requested by the stockholders who are parties to such agreements. In the event that the underwriters determine that less than all of the Note Shares and Warrant Shares requested to be registered can be included in such offering, then the Note Shares and Warrant Shares that are included in such offering shall be apportioned pro rata among Investors based on the number of shares of Common Stock held by each Investor.

1.4.  Information from Investor. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the registration of Note Shares or Warrant Shares of any selling Investor that such Investor shall furnish to the Company such information regarding itself, the Note Shares and Warrant Shares held by it, and the intended method of disposition of such Note Shares or Warrant Shares as shall be reasonably required to effect the registration of such Investor’s Note Shares or Warrant Shares.

1.5.  Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.3, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

1.6.  Indemnification. To the extent permitted by law, each Investor on whose behalf Note Shares and Warrant Shares will be registered will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other party selling securities in such registration statement and any controlling person of any such underwriter against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (defined below), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Investor expressly for use in connection with such registration; and each Investor on whose behalf Note Shares and Warrant Shares will be registered will reimburse any person intended to be indemnified pursuant to this subsection l.6 for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Investor (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.6 exceed the gross proceeds from the offering received by such Investor. For purposes of this section 1.6, “Violation” shall mean any of the following statements, omissions or violations (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws.

2.  Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor the following:

2.1.  Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2.  Capitalization. The authorized capital of the Company consists of:

(a)  50,000,000 shares of Common Stock of which 11,785,591 shares are issued and outstanding.

(b)  The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(c)  Except for (i) currently outstanding options to purchase 2,344,864 shares of Common Stock granted to employees and other service providers pursuant to the Company’s Second Amended and Restated Stock Option Plan (the “Option Plan”), (ii) outstanding warrants to purchase an aggregate of 1,400,000 shares of Common Stock, and (iii) agreements with three holders of unsecured promissory notes issued by the Company to convert principal and accrued interest on those promissory notes into Common Stock in the event certain conditions are met, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 2,655,036 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.3.  Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Notes and Warrants being sold hereunder, the issuance of the Note Shares on conversion of the Notes and the issuance of the Warrant Shares upon exercise of the Warrants has been taken or will be taken prior to the Closing, and this Agreement, the Notes and the Warrants constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4.  Valid Issuance. The Note Shares and Warrant Shares have been duly and validly reserved for issuance and upon conversion of the Notes or upon exercise of the Warrants, as the case may be, in accordance with their terms will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

2.5.  Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

2.6.  Offering. Subject in part to the truth and accuracy of Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes and Warrants as contemplated by this Agreement is exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.7.  Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.8.  Patents and Trademarks. To the best of its knowledge (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

2.9.  Agreements; Action.

(a)  Except for agreements explicitly contemplated hereby and employment agreements existing as of the date hereof, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(b)  The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation, as amended or Amended and Restated Bylaws that adversely affects its business as now conducted, its properties or its financial condition.

2.10.  Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.11.  Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.12.  Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

3.  Representations and Warranties of Investor. Each Investor hereby represents and warrants with respect to itself that:

3.1.  Authorization. Such Investor has full power and authority to enter into this Agreement and such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2.  Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon such Investor’s representation to the Company, which by Investor’s execution of this Agreement Investor hereby confirms, that the Notes and Warrants to be received by Investor, the Note Shares issuable on conversion of the Notes and the Warrant Shares issuable upon exercise of such Warrants (collectively, the “Securities”) will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3.  Disclosure of Information. Such Investor has read the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 and the amendment thereto, Proxy Statement related to its Annual Meeting of Stockholders held May 23, 2007, Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007 and Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 22, 2007 and June 5, 2007, respectively. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Units. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of any Investor to rely thereon.

3.4.  Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units and recognizes that it may realize a loss of its entire investment in the Units. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Units.

3.5.  Accredited Investor. Such Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.6.  Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7.  Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities, unless and until:

(a)  (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

(b)  Notwithstanding the provisions of Paragraphs (a) above, no such opinion of counsel shall be necessary for a transfer by Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the Investor hereunder.

3.8.  Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

4.  Conditions of Investor’s Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived by such Investor:

4.1.  Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2.  Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5.  Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

5.1.  Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2.  Payment of Consideration. Such Investor shall have delivered the Consideration referenced in Section 1.2.

5.3.  Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6.  Miscellaneous.

6.1.  Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

6.2.  Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3.  Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

6.4.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5.  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6.  Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

6.7.  Finder’s Fee. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8.  Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

6.9.  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who purchase two-thirds (⅔) of the Units purchased and sold pursuant to the terms of this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including Note Shares and Warrant Shares), each future holder of all such securities, and the Company.

6.10.  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11.  Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: Trulite, Inc. (a Delaware corporation)

By:	/s/ John Berger
John Berger, Chairman of the Board of Directors
Address: 1401 McKinney, Suite 900 Houston, Texas 77010

INVESTORS:

No. of Units Subscribed for: 3.33	By:	/s/ John E. Ligums, Jr.
John E. Ligums, Jr.
Address: 3030 Post Oak Blvd., No. 610 Houston, Texas 77056

THE BONNYBROOK TRUST

No. of Units Subscribed for: 3.33	By:	/s/ J. Robert Casey
J. Robert Casey, Trustee
Address: c/o The Beacon Companies 50 Federal Street Boston, Massachusetts 02110

Signature Page

EXHIBIT “A”

FORM OF NOTE

[See Attached]

A-1

EXHIBIT “B”

FORM OF WARRANT

[See Attached]

B-1